Exhibit 12

             COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES AND
                  RATIO OF EARNINGS TO COMBINED FIXED CHARGES
                         AND PREFERRED STOCK DIVIDENDS
                                  (Unaudited)
                                ($ in millions)

                                                        Six Months Ended
                                                            June 30,
                                                         1997       1996
Consolidated operations:
  Income before income tax expense and net dividends
    on preferred securities ..........................  $  305     $  584
  Undistributed income of equity investee ............     (23)       (15)
  Fixed charges deducted from income
    Interest expense .................................     326        331
    Implicit interest in rents .......................      10         11
      Total fixed charges deducted from income .......     336        342
        Earnings available for fixed charges..........  $  618     $  911
  Fixed charges per above ............................  $  336     $  342
  Capitalized interest ...............................       6          6
      Total fixed charges ............................     342        348
      Dividends on preferred stock and securities ....      65         32
        Combined fixed charges and preferred
          stock dividends ............................  $  407     $  380
          Ratio of earnings to fixed charges .........    1.80       2.62
          Ratio of earnings to combined fixed charges
            and preferred stock dividends ............    1.52       2.40

Consolidated operations, corporate fixed charges
  and preferred stock dividends only:
    Income before income tax expense and net dividends
      on preferred securities ........................  $  305     $  584
    Undistributed income of equity investee ..........     (23)       (15)
    Corporate fixed charges deducted from income -
      corporate interest expense .....................      87         89
      Earnings available for fixed charges ...........  $  369     $  658
    Total corporate fixed charges per above ..........  $   87     $   89
    Capitalized interest related to real estate
      operations .....................................       5          5
      Total corporate fixed charges ..................      92         94
      Dividends on preferred stock and securities ....      65         32
        Combined corporate fixed charges and
          preferred stock dividends ..................  $  157     $  126
          Ratio of earnings to corporate fixed charges    3.99       6.98
          Ratio of earnings to combined corporate
            fixed charges and preferred stock
            dividends ................................    2.35       5.23






                                                        Exhibit 12 (continued)

             COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES AND
                  RATIO OF EARNINGS TO COMBINED FIXED CHARGES
                         AND PREFERRED STOCK DIVIDENDS

                                  (Unaudited)
                                ($ in millions)

                                                        Six Months Ended
                                                            June 30,
                                                         1997       1996
American General Finance:
  Income before income tax expense ...................  $   83     $   92
  Fixed charges deducted from income
    Interest expense .................................     249        247
    Implicit interest in rents .......................       5          6
      Total fixed charges deducted from income .......     254        253
        Earnings available for fixed charges .........  $  337     $  345
          Ratio of earnings to fixed charges .........    1.33       1.36













































                                                        Exhibit 12 (continued)

             COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES AND
                  RATIO OF EARNINGS TO COMBINED FIXED CHARGES
                         AND PREFERRED STOCK DIVIDENDS
                                  (Unaudited)
                                ($ in millions)

                                                          Quarter Ended
                                                            June 30,
                                                         1997       1996
Consolidated operations:
  Income (loss) before income tax expense and net
    dividends on preferred securities ................  $  (46)    $  269
  Undistributed income of equity investee ............     (11)        (8)
  Fixed charges deducted from income
    Interest expense .................................     164        164
    Implicit interest in rents .......................       5          6
      Total fixed charges deducted from income .......     169        170
        Earnings available for fixed charges..........  $  112     $  431
  Fixed charges per above ............................  $  169     $  170
  Capitalized interest ...............................       3          3
      Total fixed charges ............................     172        173
      Dividends on preferred stock and securities ....      37         17
        Combined fixed charges and preferred
          stock dividends ............................  $  209     $  190
          Ratio of earnings to fixed charges .........       -*      2.50
          Ratio of earnings to combined fixed charges
            and preferred stock dividends ............       -*      2.27

Consolidated operations, corporate fixed charges
  and preferred stock dividends only:
    Income (loss) before income tax expense and net
      dividends on preferred securities ..............  $  (46)    $  269
    Undistributed income of equity investee ..........     (11)        (8)
    Corporate fixed charges deducted from income -
      corporate interest expense .....................      47         45
      Earnings available for fixed charges ...........  $  (10)    $  306
    Total corporate fixed charges per above ..........  $   47     $   45
    Capitalized interest related to real estate
      operations .....................................       2          2
      Total corporate fixed charges ..................      49         47
      Dividends on preferred stock and securities ....      37         17
        Combined corporate fixed charges and
          preferred stock dividends ..................  $   86     $   64
          Ratio of earnings to corporate fixed charges       -*      6.43
          Ratio of earnings to combined corporate
            fixed charges and preferred stock
            dividends ................................       -*      4.73

      * Earnings were inadequate to cover fixed charges. The amount of deficiency was as follows:

                                                                   Amount
        Consolidated operations:
            Ratio of earnings to fixed charges ...............      $ 60
            Ratio of earnings to combined fixed charges
              and preferred stock dividends ..................        97
        Consolidated operations, corporate fixed charges
          and preferred stock dividends only:
            Ratio of earnings to corporate fixed charges .....        59
            Ratio of earnings to combined corporate fixed
              charges and preferred stock dividends ..........        96

             COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES AND
                  RATIO OF EARNINGS TO COMBINED FIXED CHARGES
                         AND PREFERRED STOCK DIVIDENDS
                                  (Unaudited)
                                ($ in millions)

                                                          Quarter Ended
                                                            June 30,
                                                         1997       1996
American General Finance:
  Income before income tax expense ...................  $   21     $   48
  Fixed charges deducted from income
    Interest expense .................................     124        121
    Implicit interest in rents .......................       2          3
      Total fixed charges deducted from income .......     126        124
        Earnings available for fixed charges .........  $  147     $  172
          Ratio of earnings to fixed charges .........    1.17       1.38
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